Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
May 11, 2016	C. Todd Asbury
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES FIRST QUARTER 2016 RESULTS

Honaker, Virginia -- New Peoples Bankshares (the “Company”) (OTCBB: NWPP) and its wholly-owned subsidiary New Peoples Bank (the “Bank”) today announced net income of $698,000, or $0.03 earnings per share, for the quarter ended March 31, 2016. This compares to net income of $622,000, or $0.03 per share, for the same period ended March 31, 2015, which is an improvement of $76,000, or 12.22%.

“During the fourth quarter of 2015 and the first quarter of 2016, we were able to attract several seasoned commercial bankers to our lending team” commented Todd Asbury, President and CEO. “As a result, we experienced $9 million of loan growth in the first quarter and are anticipating loan growth to continue in the second quarter as we have a healthy pipeline.” He continued, “We have also begun to replace our current ATMs with new and exciting state-of-the-act interactive teller machines (iTMs) which will allow us to service our customers from 7 a.m. to 7 p.m., Monday through Saturday. We believe the convenience of the extended hours, along with our other up-and-coming technologies, will further enhance our customers’ experience while setting us apart from our competition. We are extremely excited about our current phase of growth and our plans to build upon an already strong banking franchise.”

First Quarter Highlights

o	Income Statement:
·	Net income increased $76,000, or 12.22%, compared to the same quarter of 2015;
·	Net interest income increased $41,000 compared to the same quarter of 2015;
·	Net interest margin was 3.95% in the first quarter of 2016, an improvement of twenty one basis points when compared to the same quarter last year;
·	No provision for loan losses taken in the first quarter of 2016;
·	Noninterest income for the first quarter of 2016 grew $142,000, or 9.83%, when compared to the same quarter in 2015; and
·	Salary and employee expense increased $268,000, or 9.11%, in the first quarter of 2016 versus the first quarter of 2015.

o	Balance Sheet:
·	Securities available for sale decreased $16.9 million, or 16.66%, during the quarter from $101.6 million at December 31, 2015 to $84.7 million at March 31, 2016;
·	Total loans increased $9.1 million, or 2.07%, during the quarter, to $450.3 million at March 31, 2016.
·	Total deposits declined $2.8 million to $555.2 million during the first quarter;
·	Total capital at March 31, 2016 was $47.2 million; and
·	The Company and Bank were above ‘well capitalized’ as defined by regulatory guidance.

o	Asset Quality:
·	Nonperforming assets, which includes nonaccrual loans and other real estate owned, declined $522,000, or 1.92% during the first quarter of 2016. Nonperforming assets declined $8.9 million, or 24.84%, when compared to March 31, 2015;
·	Nonperforming assets as a percentage of total assets was 4.20% at quarter end;
·	Loans past due 30 days or more totaled $14.9 million, or 3.31% of total loans outstanding;
·	Annualized net charge offs as a percentage of average loans and average assets for the quarter was 0.25% and 0.17%, respectively; and
·	The allowance for loan losses as a percentage to total loans was 1.60% at March 31, 2016.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 19 locations throughout southwestern Virginia, Eastern Tennessee, and southern West Virginia. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at www.npbankshares.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2016 AND DECEMBER 31, 2015

(IN THOUSANDS EXCEPT SHARE DATA)

ASSETS	March 31, 2016	December 31, 2015
	UNAUDITED	AUDITED
Cash and due from banks	$15,549	$15,087
Interest-bearing deposits with banks	23,838	11,251
Total Cash and Cash Equivalents	39,387	26,338

Investment securities available-for-sale	84,710	101,642

Loans receivable	450,309	441,169
Allowance for loan losses	(7,219)	(7,493)
Net Loans	443,090	433,676

Bank premises and equipment, net	30,812	28,148
Equity securities (restricted)	2,755	2,441
Other real estate owned	13,196	12,398
Accrued interest receivable	1,794	1,816
Life insurance investments	12,135	12,105
Deferred taxes, net	4,960	5,121
Other assets	3,620	2,213
Total Assets	$636,459	$625,898

LIABILITIES

Deposits
Demand deposits:
Noninterest bearing	$147,970	$149,714
Interest-bearing	42,691	30,251
Savings deposits	113,260	121,076
Time deposits	251,295	256,978
Total Deposits	555,216	558,019

Federal Home Loan Bank advances	12,658	2,958
Accrued interest payable	287	288
Accrued expenses and other liabilities	4,568	2,050
Trust preferred securities	16,496	16,496
Total Liabilities	589,225	579,811

STOCKHOLDERS’ EQUITY
Common stock - $2.00 par value; 50,000,000 shares authorized;	46,708	46,708
23,354,082 shares issued and outstanding at
March 31, 2016 and December 31, 2015
Common stock warrants	764	764
Additional paid-in capital	13,965	13,965
Retained deficit	(14,325)	(15,023)
Accumulated other comprehensive income (loss)	122	(327)
Total Stockholders’ Equity	47,234	46,087
Total Liabilities and Stockholders’ Equity	$636,459	$625,898

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)
INTEREST AND DIVIDEND INCOME	March 31, 2016	March 31, 2015
Loans including fees	$5,565	$5,781
Federal funds sold	—	1
Interest-earning deposits with banks	21	26
Investments	464	426
Dividends on equity securities (restricted)	32	32
Total Interest and Dividend Income	6,082	6,266

INTEREST EXPENSE
Deposits
Demand	11	9
Savings	41	41
Time deposits below $100,000	265	387
Time deposits above $100,000	154	271
FHLB advances	36	40
Federal funds purchased	2	—
Trust preferred securities	122	108
Total Interest Expense	631	856

NET INTEREST INCOME	5,451	5,410

PROVISION FOR LOAN LOSSES	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,451	5,410

NONINTEREST INCOME
Service charges	488	536
Fees, commission and other income	805	714
Insurance and investment fees	158	124
Net realized gains on sale of investment securities	105	35
Life insurance investment income	30	35
Total Noninterest Income	1,586	1,444

NONINTEREST EXPENSES
Salaries and employee benefits	3,210	2,942
Occupancy and equipment expenses	853	942
Advertising and public relations	104	57
Data processing and telecommunications	581	499
FDIC insurance premiums	134	218
Other real estate owned and repossessed assets, net	163	359
Other operating expenses	1,292	1,212
Total Noninterest Expenses	6,337	6,229

INCOME BEFORE INCOME TAXES	700	625
INCOME TAX EXPENSE	2	3
NET INCOME	$698	$622

Income Per Share
Basic and Fully Diluted	$0.03	$0.03
Average Weighted Shares of Common Stock
Basic and Fully Diluted	23,354,082	22,878,654

NEW PEOPLES BANKSHARES, INC.
KEY PERFORMANCE, ASSET QUALITY, AND CAPITAL RATIOS
(UNAUDITED)
	For the three months ended,
	March 31, 2016	December 31, 2015	March 31, 2015
Key Performance Ratios
Earning Asset Yield	4.41%	4.70%	4.32%
Cost of interest bearing liabilities	0.58%	0.60%	0.75%
Cost of Funds	0.44%	0.45%	0.56%
Net Interest Margin	3.95%	4.23%	3.74%

Return on average stockholders’ equity	5.99%	(6.02)%	5.82%
Return on average assets	0.45%	(0.45)%	0.38%
Efficiency Ratio*	90.05%	122.39%	90.88%
Loan to Deposit Ratio	81.10%	79.06%	75.83%

Asset Quality Ratios
Allowance for loan loss to total loans	1.60%	1.70%	1.99%
Net Charge Offs to average loans	0.25%	0.16%	0.85%
Nonaccrual loans to total loans	3.00%	3.37%	4.61%
Nonperforming assets to total assets	4.20%	4.35%	5.39%

Capital Ratios**
Tier 1 leverage ratio
The Company	9.95%	9.74%	8.75%
The Bank	9.83%	9.67%	8.88%
Tier 1 risk-based capital ratio
The Company	16.20%	16.40%	14.97%
The Bank	16.02%	16.29%	15.17%
Total risk-based capital ratio
The Company	17.54%	17.80%	16.61%
The Bank	17.28%	17.55%	16.44%
Total common equity tier 1 capital ratio
The Company	12.14%	12.27%	11.20%
The Bank	16.02%	16.29%	15.17%

*The efficiency ratio is computed as a percentage of non-interest expense divided by the sum of net interest income and non-interest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.

**The capital ratios as of December 31, 2015 are audited.